                                                                   EXHIBIT 10.16

                                                                  EXECUTION COPY

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                       GUARANTEE AND COLLATERAL AGREEMENT

                                   dated as of

                                January 14, 2004,

                                      among

                                 ALON USA, INC.,

                       the Subsidiaries of Alon USA, Inc.

                               identified herein,

                              ALON USA ENERGY, Inc.

                                       and

                           CREDIT SUISSE FIRST BOSTON,

                             as Administrative Agent

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                                                                [CS&M #2162-110]
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                                Table of Contents

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                                         ARTICLE I

                                        Definitions

SECTION 1.01.  Credit Agreement......................................................................        1
SECTION 1.02.  Other Defined Terms...................................................................        1

                                        ARTICLE II

                                         Guarantee

SECTION 2.01.  Guarantee.............................................................................        7
SECTION 2.02.  Guarantee of Payment..................................................................        7
SECTION 2.03.  No Limitations, Etc...................................................................        7
SECTION 2.04.  Reinstatement.........................................................................        8
SECTION 2.05.  Agreement To Pay; Subrogation.........................................................        8
SECTION 2.06.  Information...........................................................................        8

                                        ARTICLE III

                                   Pledge of Securities

SECTION 3.01.  Pledge................................................................................        9
SECTION 3.02.  Delivery of the Pledged Collateral....................................................        9
SECTION 3.03.  Representations, Warranties and Covenants.............................................       10
SECTION 3.04.  CERTIFICATION OF LIMITED LIABILITY COMPANY AND LIMITED PARTNERSHIP INTERESTS..........       11
SECTION 3.05.  Registration in Nominee Name; Denominations...........................................       11
SECTION 3.06.  Voting Rights; Dividends and Interest, etc............................................       12

                                        ARTICLE IV

                          Security Interests in Personal Property

SECTION 4.01.  Security Interest.....................................................................       14
SECTION 4.02.  Representations and Warranties........................................................       16
SECTION 4.03.  Covenants.............................................................................       17
SECTION 4.04.  Other Actions.........................................................................       21
SECTION 4.05.  Covenants regarding Patent, Trademark and Copyright Collateral........................       22
SECTION 4.06.  Lockbox System........................................................................       24
SECTION 4.07.  Collections...........................................................................       25
SECTION 4.08.  Consent...............................................................................       26
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                                         ARTICLE V

                                         Remedies

SECTION 5.01.  Remedies upon Default.................................................................       26
SECTION 5.02.  Application of Proceeds...............................................................       28
SECTION 5.03.  Grant of License to Use Intellectual Property.........................................       28
SECTION 5.04.  Securities Act, etc...................................................................       29

                                        ARTICLE VI

                  Indemnity, Subrogation, Contribution and Subordination

SECTION 6.01.  Indemnity and Subrogation.............................................................       29
SECTION 6.02.  Contribution and Subrogation..........................................................       30
SECTION 6.03.  Subordination.........................................................................       30

                                        ARTICLE VII

                                       Miscellaneous

SECTION 7.01.  Notices...............................................................................       30
SECTION 7.02.  Security Interest Absolute............................................................       31
SECTION 7.03.  Survival of Agreement.................................................................       31
SECTION 7.04.  Binding Effect; Several Agreement.....................................................       31
SECTION 7.05.  Successors and Assigns................................................................       32
SECTION 7.06.  Collateral Agent's Fees and Expenses; Indemnification.................................       32
SECTION 7.07.  Collateral Agent Appointed Attorney-in-Fact...........................................       32
SECTION 7.08.  Governing Law.........................................................................       33
SECTION 7.09.  Waivers; Amendment....................................................................       33
SECTION 7.10.  WAIVER OF JURY TRIAL..................................................................       34
SECTION 7.11.  Severability..........................................................................       34
SECTION 7.12.  Counterparts..........................................................................       34
SECTION 7.13.  Headings..............................................................................       34
SECTION 7.14.  Jurisdiction; Consent to Service of Process...........................................       34
SECTION 7.15.  Termination or Release................................................................       35
SECTION 7.16.  Additional Subsidiaries...............................................................       35
SECTION 7.17.  Right of Setoff.......................................................................       35
SECTION 7.18.  Lien Subordination and Intercreditor Agreement........................................       36
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                  GUARANTEE AND COLLATERAL AGREEMENT dated as of January 14,
            2004, among ALON USA, INC., the subsidiaries of Alon USA, Inc. party hereto, ALON USA ENERGY, INC. and CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, as Collateral Agent.

            Reference is made to the Amended and Restated Credit Agreement dated as of January 14, 2004 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Alon USA, Inc. (the "Borrower"), the Lenders party thereto and Credit Suisse First Boston, acting through its Cayman Islands Branch, as Administrative Agent. The Lenders have agreed to extend credit to the Borrower on the terms and subject to the conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Alon USA Energy, Inc., the parent company of the Borrower, and the subsidiaries of the Borrower will derive substantial benefits from extensions of credit to the Borrower under the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions

            SECTION 1.01. Credit Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement. All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; the term "Instrument" shall have the meaning specified in Article 9 of the New York UCC.

            (b) The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.

            SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

            "Account Debtor" means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

            "Article 9 Collateral" has the meaning assigned to such term in
Section 4.01.

            "Cash Depository Account" has the meaning assigned to it in Section
5.08 of the Term Loan Facility Credit Agreement.

            "Collateral" means Article 9 Collateral and Pledged Collateral.

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                                                                               2

            "Collection Deposit Account" means any lockbox account maintained by a Grantor with the Lockbox System Administrator or with a Sub-Agent pursuant to a Lockbox Agreement.

            "Concentration Account" means the Term Loan Facility Concentration Account or the IDB Revolving Facility Concentration Account.

            "Copyrights" means all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule III and (c) any written agreement, now or hereafter in effect, granting any right to any third party under any copyright described in clause (a) above now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

            "Credit Agreement" has the meaning assigned to such term in the preliminary statement of this Agreement.

            "Debt Service Support Account" means any account referred to in the definition of "Debt Service Support Requirement" in the Credit Agreement and established pursuant to Section 5.08(a) of such Credit Agreement.

            "Defeasance Account" means any account established pursuant to
Section 5.08(b) of the Credit Agreement.

            "Excluded Equity Interests" means (a) Equity Interests in Persons other than the Borrower owned by Alon Energy, (b) if and for so long as the pledge of Equity Interests of Southwest Convenience Stores, LLC would violate any provision of the 7-Eleven License Agreement, any Equity Interests in Southwest Convenience Stores, LLC, (c) if and for so long as they are not pledged under the IDB Revolving Facility Credit Agreement, Equity Interests in any Subsidiary of Southwest Convenience Stores, LLC, and (d) for so long as they are pledged by Alon Energy to secure the Promissory Notes and the Warrant Note, shares of common stock of the Borrower owned by Alon Energy and representing in the aggregate not more than 44% of the issued and outstanding common stock of the Borrower (the "Excluded Borrower Shares"); provided, that (i) the Excluded Equity Interests will in no event include any shares listed on Schedule II hereto except to the extent noted therein, and (ii) at such time as (A) the Excluded Borrower Shares are no longer pledged to secure the Promissory Notes or the Warrant Note or (B) the Promissory Notes and the Warrant Note have been paid in full, the Excluded Borrower Shares shall cease to be Excluded Equity Interests and shall, without further action, be pledged under Article III hereof.

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                                                                               3

            "Federal Securities Laws" has the meaning assigned to such term in
Section 5.04.

            "Fixed Asset Lease" means the Lease Agreement dated as of July 31, 2000, by and between Alon USA Refining, Inc., Alon USA Pipeline, Inc., Fin-Tex Pipe Line Company and American Petrofina Pipe Line Company (now known as Alon Petroleum Pipe Line Company), jointly and severally, as Landlord, and Alon USA, LP (f/k/a SWBU, L.P.), as Tenant.

            "General Intangibles" means all choses in action and causes of action and all other intangible personal property of any Grantor of every kind and nature (other than Accounts) now owned or hereafter acquired by any Grantor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee (including the Fixed Asset Lease), Hedging Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an Account Debtor of any of the Accounts, but excluding for all purposes, the Master Lease Agreement dated October 1, 2002, by and between SCS Finance I, L.P., as lessor, and Southwest Convenience Stores, LLC, as lessee, and the Master Lease dated October 1, 2002, by and between SCS Finance II, L.P., as lessor, and Southwest Convenience Stores, LLC, as lessee (the GECC Lease Agreements).

            "Grantors" means the Borrower and the Subsidiary Parties.

            "Guarantors" means the Subsidiary Parties.

            "IDB Revolving Facility Collateral Agent" means Israel Discount Bank of New York, in its capacity as Collateral Agent under the Security Documents (as defined in the IDB Revolving Facility Credit Agreement), and its successors in such capacity.

            "IDB Revolving Facility Concentration Account" means the "Cash Concentration Account" (as defined in the IDB Revolving Facility Credit Agreement) maintained at the "Cash Concentration Account Bank" (as so defined) for the benefit of the IDB Revolving Facility Secured Parties and the Secured Parties by the IDB Revolving Facility Collateral Agent.

            "IDB Revolving Facility Credit Agreement" means the Revolving Credit Agreement dated January 14, 2004, as amended, among Alon USA, LP, Israel Discount Bank of New York, as agent and lender, and Bank Leumi USA, as lender, or any agreement evidencing the extension, refinancing, renewal or replacement of any Indebtedness thereunder to the extent permitted under Section 6.01(i) of the Credit Agreement.

            "IDB Revolving Facility First Lien Collateral" has the meaning assigned to such term in the Lien Subordination and Intercreditor Agreement.

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                                                                               4

            "IDB Revolving Facility Secured Parties" has the meaning assigned to such term in the Lien Subordination and Intercreditor Agreement.

            "IDB Revolving Facility Security Documents" has the meaning assigned to such term in the Lien Subordination and Intercreditor Agreement.

            "Intellectual Property" means all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Trademarks, trade secrets, license or sublicense agreements of any kind to which any Grantor is a party (including those listed on Schedule III), confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

            "Lien Subordination and Intercreditor Agreement" means the Lien Subordination and Intercreditor Agreement dated as of January 14, 2004, among the Collateral Agent, the IDB Revolving Facility Collateral Agent, Alon USA Energy, Inc., the Borrower and the subsidiaries of the Borrower named therein.

            "Lockbox System Administrator" means (a) prior to the Lockbox System Transition Date, the IDB Revolving Facility Collateral Agent, and (b) on and after the Lockbox System Transition Date, the Collateral Agent.

            "Lockbox Agreement" means a lockbox and depository agreement in a form reasonably acceptable to the Collateral Agent among a Sub-Agent, a Grantor and the IDB Revolving Facility Collateral Agent.

            "Lockbox System" has the meaning assigned to such term in Section 4.06(a).

            "Lockbox System Transition Date" means the earlier of (a) the date on which the principal of and interest accrued on all loans and all letter of credit disbursements under the IDB Revolving Facility Credit Agreement shall have been paid in full, all letters of credit issued under the IDB Revolving Facility Credit Agreement shall have expired or been drawn in full and the commitments under the IDB Revolving Facility shall have been terminated and (b) the date on which the IDB Revolving Facility First Lien Collateral shall have been released from the Liens of the IDB Revolving Facility Security Documents.

            "New York UCC" means the Uniform Commercial Code as from time to time in effect in the State of New York.

            "Notes Defeasance Account" means the cash collateral account established pursuant to Section 5.08(b) of the Credit Agreement at the office of Credit Suisse First Boston located at Eleven Madison Avenue, New York, NY 10010, in the name of the Collateral Agent.

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                                                                               5

            "Obligations" means (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations of the Borrower to any of the Secured Parties under the Credit Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents, and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents.

            "Patents" means all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule III, (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein and (c) any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a patent described in clause (a) or (b), now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

            "Perfection Certificate" means a certificate substantially in the form of Annex II, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Responsible Officer and the chief legal officer of the Borrower.

            "Pledged Collateral" has the meaning assigned to such term in
Section 3.01.

            "Pledged Debt Securities" has the meaning assigned to such term in
Section 3.01.

            "Pledged Securities" means any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

            "Pledged Equity Interests" has the meaning assigned to such term in
Section 3.01.

            "Pledgors" means Alon Energy, the Borrower and the Subsidiary
Parties.

            "Proceeds" has the meaning specified in Section 9-102 of the New York UCC.

            "Reinvestment Account" has the meaning assigned to it in the Term Loan Facility Credit Agreement.

            "Secured Parties" means (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent, (d) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (d) the successors and assigns of each of the foregoing.

            "Security Interest" has the meaning assigned to such term in Section 4.01.

            "Sub-Agent" means each financial institution that has delivered to the Collateral Agent and the IDB Revolving Facility Collateral Agent an executed Lockbox Agreement.

            "Subsidiary Parties" means (a) the Subsidiaries identified on
Schedule I and (b) each other Subsidiary that becomes a party to this Agreement as a Guarantor, a Grantor or a Pledgor after the date hereof.

            "Term Loan Facility Concentration Account" means a collateral account maintained for the benefit of the Secured Parties by the Collateral Agent and identified in a notice given by the Collateral Agent to the Borrower.

            "Trademarks" means all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule III, (b) all goodwill associated therewith or symbolized thereby, (c) all other assets, rights and interests that uniquely reflect or embody such goodwill and (d) any written agreement, now or hereafter in effect, granting to any third party any right to use any trademark described in clause (a) now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

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                                                                               7

                                   ARTICLE II

                                    Guarantee

            SECTION 2.01. Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations. Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation. Each of the Guarantors waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

            SECTION 2.02. Guarantee of Payment. Each of the Guarantors further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Borrower or any other person.

            SECTION 2.03. No Limitations, Etc. (a) Except for termination of a Guarantor's obligations hereunder as expressly provided in Section 7.15, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement;
(iii) the release of any security held by the Collateral Agent or any other Secured Party for the Obligations or any of them; (iv) any default, failure or delay, wilful or otherwise, in the performance of the Obligations; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations). Each Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.

            (b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations. The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully and indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any security.

            SECTION 2.04. Reinstatement. Each of the Guarantors agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Collateral Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower, any other Loan Party or otherwise.

            SECTION 2.05. Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Obligation. Upon payment by any Guarantor of any sums to the Collateral Agent as provided above, all rights of such Guarantor against the Borrower or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.

            SECTION 2.06. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's and each other Loan Party's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Collateral Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

                                  ARTICLE III

                              Pledge of Securities

            SECTION 3.01. Pledge. As security for the payment or performance, as the case may be, in full of the Obligations, each Pledgor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of such Pledgor's right, title and interest in, to and under (a) the Equity Interests owned by it and listed on Schedule II and any other Equity Interests (other than Excluded Equity Interests) now or at any time hereafter owned by such Pledgor, and the certificates representing all such Equity Interests (the "Pledged Equity Interests"); (b)(i) the debt securities listed opposite the name of such Pledgor on Schedule II, (ii) any other debt securities now or at any time hereafter owned by such Pledgor (except that no debt securities will be pledged by Alon Energy) and (iii) the promissory notes and any other instruments evidencing such debt securities (the "Pledged Debt Securities"); (c) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms of this Section 3.01; (d) subject to Section 3.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above; (e) subject to Section 3.06, all rights and privileges of such Pledgor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above; and (f) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (f) above being collectively referred to as the "Pledged Collateral").

            TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

            SECTION 3.02. Delivery of the Pledged Collateral. (a) Each Pledgor agrees promptly to deliver or cause to be delivered to the Collateral Agent any and all Pledged Securities.

            (b) Each of the Borrower and each Subsidiary Party will cause any Indebtedness for borrowed money owed to it by any person to be pledged to the Collateral Agent pursuant to the terms hereof and any obligation in an amount greater than $100,000 included in such Indebtedness shall be evidenced by a writing (which, if such writing is a promissory note, shall be delivered to the Collateral Agent together with instruments of transfer with respect thereto endorsed in blank).

            (c) Upon delivery to the Collateral Agent, (i) any Pledged Securities shall, if certificated (as defined in the New York UCC), be accompanied by stock powers duly executed in blank or other instruments of transfer satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the Pledged Securities then or theretofore delivered, which schedule shall be attached hereto as Schedule II and made a part hereof; provided that failure to attach any such schedule hereto or any error in a schedule so attached shall not affect the validity of the pledge of any Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

            SECTION 3.03. Representations, Warranties and Covenants. Each Pledgor represents, warrants and covenants, as to itself and the Pledged Collateral pledged by it hereunder, to and with the Collateral Agent, for the benefit of the Secured Parties, that:

            (a) Schedule II correctly sets forth, as to each issuer of Pledged Equity Interests, the percentage of the issued and outstanding Equity Interests of each class represented by the Pledged Equity Interests. Schedule II lists all Equity Interests, debt securities and promissory notes required to be pledged hereunder in order to satisfy the Guarantee and Collateral Requirement.

            (b) The Pledged Equity Interests and Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity Interests, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof.

            (c) Except for the security interests granted hereunder, each of the Pledgors (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Collateral indicated on Schedule II as owned by such Pledgor, (ii) holds the same free and clear of all Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than Liens created by this Agreement and as permitted by the Credit Agreement and transfers made in compliance with the Credit Agreement, and (iv) subject to Section 3.06, will cause any and all Pledged Collateral, whether for value paid by the Pledgor or otherwise, to be forthwith deposited with the Collateral Agent and pledged or assigned hereunder.

            (d) Except for restrictions and limitations imposed by the Loan Documents or securities laws generally, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder.

            (e) Each of the Pledgors (i) has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated

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                                                                              11

and (ii) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Agreement and any Lien permitted by the Credit Agreement), however arising, of all persons whomsoever.

            (f) No consent or approval of any other person (including stockholders, partners, members or creditors of any Pledgor), any Governmental Authority, any securities exchange or any other person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect).

            (g) By virtue of the execution and delivery by the Pledgors of this Agreement, when any Pledged Securities are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will obtain a legal, valid and perfected first priority lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations.

            (h) The pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein.

            SECTION 3.04. CERTIFICATION OF LIMITED LIABILITY COMPANY AND LIMITED PARTNERSHIP INTERESTS.

            (a) WITH RESPECT TO EACH INTEREST IN ANY LIMITED LIABILITY COMPANY OR LIMITED PARTNERSHIP CONTROLLED BY ANY PLEDGOR AND PLEDGED HEREUNDER THAT IS REPRESENTED BY A CERTIFICATE, THE ORGANIZATIONAL DOCUMENTS OF SUCH LIMITED LIABILITY COMPANY OR LIMITED PARTNERSHIP SHALL INCLUDE AN EXPRESS PROVISION PROVIDING THAT EACH INTEREST IN SUCH ENTITY "IS A SECURITY GOVERNED BY ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE IN EFFECT IN THE STATE OF NEW YORK ON THE DATE HEREOF".

            (b) NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT THE INTERESTS IN ALON USA, LP AND ALON USA DELAWARE, LLC SHALL NOT BE REPRESENTED BY A CERTIFICATE AS OF THE DATE HEREOF AND EACH PLEDGOR AGREES NOT TO TAKE ANY ACTION TO CAUSE SUCH INTERESTS TO BE SO CERTIFICATED UNLESS THE CERTIFICATES EVIDENCING SUCH INTERESTS SHALL BE SIMULTANEOUSLY PLEDGED AND DELIVERED TO THE COLLATERAL AGENT HEREUNDER.

            SECTION 3.05. Registration in Nominee Name; Denominations. The Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, in the name of its nominee (as pledgee or as sub-agent) or in the name of the applicable Pledgor, endorsed or assigned in blank or in favor of the Collateral Agent. Each Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Collateral registered in the name of such Pledgor.

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                                                                              12

The Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

            SECTION 3.06. Voting Rights; Dividends and Interest, etc. (a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the Pledgors that their rights under this Section are being suspended:

                  (i) Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Collateral or the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement or the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

                  (ii) The Collateral Agent shall execute and deliver to each
            Pledgor, or cause to be executed and delivered to such Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

                  (iii) Each Pledgor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity Interests or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Collateral or received in exchange for Pledged Collateral or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral.

            (b) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Pledgors of the suspension of their rights under paragraph (a)(iii) of this Section 3.06, then all rights of any Pledgor to dividends, interest, principal or other distributions that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.06 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Pledgor contrary to the provisions of this Section 3.06 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Collateral Agent upon demand in the form in which it shall have been received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02. After all Events of Default have been cured or waived and the applicable Pledgor or Pledgors have delivered to the Administrative Agent certificates to that effect, the Administrative Agent shall, promptly after all such Events of Default have been cured or waived, repay to each Pledgor (without interest) all dividends, interest, principal or other distributions that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.06 and that remain in such account.

            (c) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Pledgors of the suspension of their rights under paragraph (a)(i) of this Section 3.06, then all rights of any Pledgor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.06, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 3.06, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived, the Pledgors will have the right to exercise the voting and consensual rights and powers that they would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

            (d) Any notice given by the Collateral Agent to the Pledgors suspending their rights under paragraph (a) of this Section 3.06 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given to one or more of the Pledgors at the same or different times and (iii) may suspend the rights of the Pledgors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent's rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

                                   ARTICLE IV

                     Security Interests in Personal Property

            SECTION 4.01. Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest (the "Security Interest") in, all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Article 9 Collateral"):

                  (i) all Accounts;

                  (ii) all Chattel Paper;

                  (iii) the Debt Service Support Account;

                  (iv) the Notes Defeasance Account;

                  (v) all Reinvestment Accounts;

                  (vi) the Term Loan Facility Concentration Account;

                  (vii) the Cash Depository Account;

                  (viii) all other collection, deposit and commodity accounts, all cash and other property in any of the foregoing accounts, and all credit card proceeds;

                  (ix) all hedging, commodity and other derivative contracts;

                  (x) all Documents;

                  (xi) all Equipment;

                  (xii) all General Intangibles;

                  (xiii) all Payment Intangibles

                  (xiv) all Instruments;

                  (xv) all Inventory;

                  (xvi) all permits and licenses;

                  (xvii) all Investment Property, marketable securities and
            Financial Assets;

                  (xviii) all intercompany indebtedness;

                  (xix) all Letter-of-Credit Rights;

                  (xx) such Grantor's commercial tort claims, if any;

                  (xxi) the Fixed Asset Lease (including all rights of any
            Grantor as landlord or tenant thereunder);

                  (xxii) all books and records pertaining to the Article 9
            Collateral; and

                  (xxiii) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing, including proceeds of all insurance policies (including policies of business interruption insurance) and all collateral security and guarantees given by any Person with respect to any of the foregoing.

Notwithstanding the foregoing, "Collateral" as used herein and the defined terms used above in the description of Collateral shall not include (A) any Account, Chattel Paper, Document, General Intangible, Payment Intangible, Letter-of-Credit Rights or Instrument of a Loan Party, in each case to the extent (but only to the extent) (1) the assignment hereunder by such Loan Party of such Account, Chattel Paper, Document, General Intangible, Payment Intangible, Letter-of-Credit Rights or Instrument would result in a default whether by its terms or under the provision of any contract to which such Loan Party is party (except to the extent the provision creating such default would not be enforceable under Section 9-406, 9-407 or 9-408 of the New York UCC, in which case such Account, Chattel Paper, Document, General Intangible or Instrument shall be included in the Collateral) and (2) the assignment of which, or the grant of a security interest in, the Collateral is prohibited by any applicable law (all such Collateral being the "Excluded Collateral"); provided, however, that any proceeds received by any Grantor from the sale, transfer or other disposition of Excluded Collateral shall constitute Collateral unless any assets or proceeds constituting such proceeds are themselves subject to the exclusions set forth in clauses (1) and (2) above, (B) so long as it is not subject to liens under the IDB Revolving Facility Credit Agreement, any collateral or assets that are subject to liens created under the GECC Loan Documents, and (C) the 7-Eleven License Agreement and any other collateral, the granting of a security interest of which would require the consent of 7-Eleven, Inc.

            (b) Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (a) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (b) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates. Each Grantor agrees to provide such information to the Collateral Agent promptly upon request. Each Grantor also ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

            In the event the Collateral Agent deems it advisable, the Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) all such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

            (c) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

            SECTION 4.02. Representations and Warranties. The Grantors represent and warrant to the Collateral Agent and the Secured Parties that:

            (a) Each Grantor has good and valid rights in and title to the
Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.

            (b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of such Grantor, is correct and complete as of the Effective Date. Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Article 9 Collateral have been prepared by the Collateral Agent based upon the information provided to the Administrative Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 2 to the Perfection Certificate (or specified by notice from the Borrower to the Collateral Agent after the Effective Date in the case of filings, recordings or registrations required by Section 5.10 of the Credit Agreement), which are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary as of the Effective Date to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security

Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.

            (c) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Obligations and (ii) subject to the filings described in Section 4.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the NY UCC or other applicable law in such jurisdictions. Except as otherwise provided herein and in the Lien Subordination and Intercreditor Agreement, the Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Liens permitted under the Credit Agreement.

            (d) The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code as in effect in any state or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Grantor assigns any
Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement. None of the Grantors hold any commercial tort claim except as indicated on the Perfection Certificate.

            SECTION 4.03. Covenants. (a) Each Grantor agrees promptly to notify the Collateral Agent in writing of any change (i) in its corporate name, (ii) in its identity or corporate structure, (iii) in its Federal Taxpayer Identification Number or organizational identification number or (iv) in its jurisdiction of organization. Each Grantor agrees to promptly provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph. Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Article 9 Collateral. Each Grantor agrees promptly to notify the Collateral Agent if any material portion of the Article 9 Collateral owned or held by such Grantor is damaged or destroyed.

            (b) Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Article 9 Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Article 9 Collateral, and, at such time or times as the Collateral Agent may reasonably request, promptly to prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form and detail satisfactory to the Collateral Agent showing the identity, amount and location of any and all Article 9 Collateral.

            (c) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 5.04(a) of the Credit Agreement, the Borrower shall deliver to the Collateral Agent a certificate executed by a Responsible Officer and the chief legal officer of the Borrower certifying that as of the date thereof all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to Section 5.10(c) of the Credit Agreement to the extent necessary to protect and perfect the Security Interest for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period). Each certificate delivered pursuant to this Section 4.03(c) shall identify in the format of Schedule III all Intellectual Property of any Grantor in existence on the date thereof and not then listed on such Schedules or previously so identified to the Collateral Agent.

            (d) Each Grantor shall, at its own expense, take any and all actions necessary to defend title to the Article 9 Collateral against all persons and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien not expressly permitted pursuant to
Section 6.02 of the Credit Agreement.

            (e) Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount in excess of U.S.$100,000 payable under or in connection with any of the Article 9 Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent.

            Without limiting the generality of the foregoing, each Grantor hereby authorizes the Collateral Agent, with prompt notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule III or adding additional schedules hereto to specifically identify any asset or item that may constitute Copyrights, Patents or Trademarks; provided that any Grantor shall have the right, exercisable within 10 days after it has been notified by the Collateral Agent of the specific identification of such Collateral, to advise the Collateral Agent in writing of any inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Collateral. Each Grantor agrees that it will use its best efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 30 days after the date it has been notified by the Collateral Agent of the specific identification of such Collateral.

            (f) The Collateral Agent and such Persons as the Collateral Agent may reasonably designate shall have the right, at the Grantors' own cost and expense, to inspect the Article 9 Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Article 9 Collateral is located, to discuss the Grantors' affairs with the officers of the Grantors and their independent accountants and to verify under reasonable procedures, in accordance with Section 5.06 of the Credit Agreement, the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party (it being understood that any such information shall be deemed to be "Information" subject to the provisions of Section 9.16 of the Credit Agreement).

            (g) At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral that are not being contested in accordance with Section 5.03 of the Credit Agreement and are not permitted pursuant to Section 6.02 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

            (h) If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other person granting the security interest.

            (i) Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

            (j) None of the Grantors shall make or permit to be made any assignment, pledge, hypothecation or transfer of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral (except as expressly permitted by Section 6.02 of the Credit Agreement) and each Grantor shall remain at all times in possession of the Article 9 Collateral owned by it, except that (i) Inventory may be sold in the ordinary course of business and
(ii) unless and until the Article 9 Collateral Agent shall notify the Grantors that an Event of Default shall have occurred and be continuing and that during the continuance thereof the Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Article 9 Collateral (which notice may be given by telephone if promptly confirmed in writing), the Grantors may use and dispose of the Article 9 Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Credit Agreement or any other Loan Document.

            (k) None of the Grantors will, without the Collateral Agent's prior written consent, grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices and in accordance with such prudent and standard practice used in industries that are the same as or similar to those in which such Grantor is engaged.

            (l) The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accordance with the requirements set forth in Section 5.02 of the Credit Agreement. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor's true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.

            SECTION 4.04. Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest in the Article 9 Collateral, each Grantor agrees, in each case at such Grantor's own expense, to take the following actions with respect to the following Article 9 Collateral:

            (a) Deposit Accounts. For each deposit account that any Grantor at any time opens or maintains, such Grantor shall cause the depositary bank to agree to comply at any time with instructions from the Collateral Agent (or, with respect to deposit accounts containing Proceeds of IDB Revolving Facility First Lien Collateral, the Lockbox System Administrator) to such depositary bank directing the disposition of funds from time to time credited to such deposit account, without further consent of such Grantor, pursuant to an agreement in form satisfactory to the Collateral Agent. The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any such instructions or withhold any withdrawal rights from any Grantor unless an Event of Default has occurred and is continuing, or after giving effect to any withdrawal would occur. The provisions of this paragraph shall not apply to (A) any deposit account for which any Grantor, the depositary bank and the Collateral Agent have entered into a cash collateral agreement specially negotiated among such Grantor, the depositary bank and the Collateral Agent for the specific purpose set forth therein or (B) deposit accounts for which the Collateral Agent is the depositary.

            (b) Investment Property. Except to the extent otherwise provided in
Article III, if any Grantor shall at any time hold or acquire any certificated securities, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify. If any securities now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall promptly notify the Collateral Agent thereof and, at the Collateral Agent's request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, using commercially reasonably efforts to either (a) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Grantor or such nominee, or (b) arrange for the Collateral Agent to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other Investment Property now or hereafter acquired by any Grantor are held by such Grantor or its nominee through a securities intermediary or commodity intermediary, such Grantor shall promptly notify the Collateral Agent thereof and, at the Collateral Agent's request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, using commercially reasonably efforts to either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from the Collateral Agent to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Collateral Agent to such commodity intermediary, in each case without further consent of any Grantor or such nominee, or (ii) in the case of Financial Assets or other Investment Property held through a securities intermediary, arrange for the Collateral Agent to become the entitlement holder with respect to such investment property, with the Grantor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw or otherwise deal with such investment property. The provisions of this paragraph shall not apply to any Financial Assets credited to a securities account for which the Collateral Agent is the securities intermediary.

            (c) Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in any electronic chattel paper or any "transferable record," as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in
Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction in an amount greater than U.S.$100,000, such Grantor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control under New York UCC Section 9-105 of such electronic chattel paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.

            (d) Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of such Grantor, such Grantor shall promptly notify the Collateral Agent thereof and, at the request and option of the Collateral Agent, such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, use commercially reasonable efforts to either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the letter of credit or
(ii) arrange for the Collateral Agent to become the transferee beneficiary of the letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be paid to the applicable Pledgor unless an Event of Default has occurred or is continuing.

            (e) Commercial Tort Claims. If any Grantor shall at any time hold or acquire a commercial tort claim, such Grantor shall promptly notify the Collateral Agent thereof in a writing signed by such Grantor including a summary description of such claim and grant to the Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Collateral Agent.

            SECTION 4.05. Covenants regarding Patent, Trademark and Copyright Collateral. (a) Each Grantor agrees that it will not, and will not permit any of its licensees to, do any act, or omit do to any act, whereby any Patent that is material to the conduct of such Grantor's business may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws except where the failure could not reasonably be expected to result in a material diminution in the value of the Collateral.

            (b) Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Grantor's business, except where the failure could not reasonably be expected to result in a material diminution in the value of the Collateral, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

            (c) Each Grantor (either itself or through its licensees or sublicensees) will, for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws in such a manner that could not reasonably be expected to result in a material diminution in the value of the Collateral.

            (d) Each Grantor shall notify the Collateral Agent promptly if it knows or has reason to know that any Patent, Trademark or Copyright material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Grantor's ownership of any Patent, Trademark or Copyright, its right to register the same, or its right to keep and maintain the same.

            (e) In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, unless it promptly informs the Collateral Agent, and, upon request of the Collateral Agent, executes and delivers any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent's security interest in such Patent, Trademark or Copyright, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

            (f) Each Grantor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantor's business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

            (g) In the event that any Grantor has reason to believe that any
Article 9 Collateral consisting of a Patent, Trademark or Copyright material to the conduct of any Grantor's business has been or is about to be infringed, misappropriated or diluted by a third party except where the failure could not reasonably be expected to result in a material diminution in the value of the Collateral, such Grantor promptly shall notify the Collateral Agent and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Article 9 Collateral.

            (h) Upon and during the continuance of an Event of Default, each Grantor shall use its commercially reasonable best efforts to obtain all requisite consents or approvals by the licensor of each Copyright, Patent or Trademark licensed to any Grantor to effect the assignment of all such Grantor's right, title and interest thereunder to the Collateral Agent or its designee.

            SECTION 4.06. Lockbox System. (a) The Grantors have established and shall at all times thereafter maintain in effect, subject to the control of the Lockbox System Administrator (acting in accordance with the Lockbox Agreements and the applicable provisions of the Lien Subordination and Intercreditor Agreement), a system of lockboxes and related Collection Deposit Accounts (the "Lockbox System"), into which the Proceeds of all Accounts and Inventory shall be deposited and forwarded to the Lockbox System Administrator in accordance with the Lockbox Agreements.

            (b) All Proceeds of Inventory and Accounts that have been received on any Business Day through the Lockbox System will be transferred at such times as shall be required by the applicable Lockbox Agreement, (i) prior to the Lockbox System Transition Date, to the IDB Revolving Facility Concentration Account and (ii) on and after the Lockbox System Transition Date, to the Term Loan Facility Concentration Account. All Proceeds received on any Business Day by the Lockbox System Administrator (or a Sub-Agent, as the case may be) pursuant to Section 4.07 will also be transferred into the IDB Revolving Facility Concentration Account or the Term Loan Facility Concentration Account, as the case may be, on such Business Day.

            (c) Subject to the provisions contained herein, the Term Loan Facility Concentration Account shall be under the sole dominion and control of the Collateral Agent and the IDB Revolving Facility Concentration Account shall be under the sole dominion and control of the IDB Revolving Facility Collateral Agent. Each Grantor acknowledges and agrees that (i) such Grantor has no right of withdrawal from any Concentration Account, (ii) the funds on deposit in each Concentration Account shall continue to be collateral security for the Obligations and (iii) upon the occurrence and during the continuance of an Event of Default, at the Collateral Agent's election, the funds on deposit in the Term Loan Facility Concentration Account (and, after the Lockbox System Transition Date, the funds on deposit in the IDB Revolving Facility Concentration Account) shall be applied as provided in Section 5.02. So long as no Event of Default has occurred and is continuing, the Term Loan Facility Collateral Agent shall promptly remit any funds on deposit in the Term Loan Facility Concentration Account to the Borrower.

            (d) Effective upon notice to the Grantors from the Lockbox System Administrator, after the occurrence and during the continuance of an Event of Default (which notice may be given by telephone if promptly confirmed in writing), each Collection Deposit Account and each Concentration Account will, without any further action on the part of any Grantor, the Collateral Agent, the IDB Revolving Facility Collateral Agent or any Sub-Agent, convert into a closed account under the exclusive dominion and control of the Collateral Agent or the IDB Revolving Facility Collateral Agent, as the case may be, in which funds are held subject to the rights of the Secured Parties and the IDB Revolving Facility Secured Parties. Each Grantor irrevocably authorizes the Collateral Agent and the IDB Revolving Facility Collateral Agent to notify each Sub-Agent (i) of the occurrence of and during the continuance of an Event of Default and (ii) of the matters referred to in this paragraph (d). Following the occurrence of and during the continuance of an Event of Default, the Lockbox System Administrator may instruct each Sub-Agent to transfer immediately all funds held in each Collection Deposit Account to the applicable Concentration Account.

            SECTION 4.07. Collections. (a) Each Grantor agrees (i) to notify and direct promptly each Account Debtor and every other person obligated to make payments on Accounts or in respect of any Inventory to make all such payments directly to one or more Collection Deposit Accounts that are part of the Lockbox System established in accordance with Section 4.06, (ii) to use all reasonable efforts to cause each Account Debtor and every other person identified in clause
(i) above to make all payments with respect to Accounts and Inventory directly to one or more such Collection Deposit Accounts and (iii) promptly to deposit all payments received by it on account of Accounts and Inventory, whether in the form of cash, checks, notes, drafts, bills of exchange, money orders or otherwise, in one or more such Collection Deposit Accounts in precisely the form in which received (but with any endorsements of such Grantor necessary for deposit or collection), and until they are so deposited such payments shall be held in trust by such Grantor for and as the property of the Lockbox System Administrator.

            (b) Without the prior written consent of the Lockbox System Administrator, no Grantor shall, in a manner adverse to the Lenders, change the general instructions given to Account Debtors in respect of payment on Accounts to be deposited in the Lockbox System. Until the Lockbox System Administrator shall have advised the Grantors to the contrary, each Grantor shall, and the Collateral Agent, to the extent acting in its capacity as the Lockbox System Administrator, hereby authorizes each Grantor to, enforce and collect all amounts owing on the Inventory and Accounts, for the benefit and on behalf of the Lockbox System Administrator, the IDB Revolving Facility Secured

Parties and the Secured Parties; provided, however, that such privilege may at the option of the Lockbox System Administrator be terminated upon the occurrence and during the continuance of any Event of Default.

            SECTION 4.08. Consent. Each Grantor that is a party to the Fixed Asset Lease hereby (i) consents to the granting hereunder and under the other Security Documents of security interests in all the right, title and interest thereunder of each other Grantor that is a party to the Fixed Asset Lease and
(ii) covenants to deliver, promptly upon the request of the Collateral Agent, an estoppel certificate in accordance with the provisions of Section 14.4 of the Fixed Asset Lease and any other document required thereunder.

                                   ARTICLE V

                                    Remedies

            SECTION 5.01. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral (other than, prior to the Lockbox System Transition Date, the IDB Revolving Facility First Lien Collateral) to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, if any, to cause the Security Interest, on demand, to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantors to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such
Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) except as provided above, with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and the Grantors hereby waive (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

            The Collateral Agent shall give the applicable Grantors 10 days' written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent's intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section
5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

            SECTION 5.02. Application of Proceeds. The Collateral Agent shall apply all proceeds that it shall receive from any collection or sale of Collateral, as well as any Collateral consisting of cash, as follows (but subject to the provisions of the Lien Subordination and Intercreditor Agreement):

            FIRST, to the payment of all costs and expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

            SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

            THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

            SECTION 5.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Article at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, except with respect to any license agreement which by its terms prohibits assignment or a grant of security interest by such Grantor as licensee thereunder and such prohibition is not void under applicable law. The use of such license by the Collateral Agent shall be exercised, at the option of the Collateral Agent, upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

            SECTION 5.04. Securities Act, etc. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the "Federal Securities Laws") with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 5.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

                                   ARTICLE VI

             Indemnity, Subrogation, Contribution and Subordination

            SECTION 6.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6.03), the Borrower agrees that (a) in the event a payment shall be made by any Guarantor under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and

(b) in the event any assets of any Guarantor shall be sold pursuant to any Security Document to satisfy in whole or in part a claim of any Secured Party, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

            SECTION 6.02. Contribution and Subrogation. Each Guarantor (a "Contributing Guarantor") agrees (subject to Section 6.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Obligation or assets of any other Guarantor shall be sold pursuant to any Security Document to satisfy any Obligation owed to any Secured Party and such other Guarantor (the "Claiming Guarantor") shall not have been fully indemnified by the Borrower as provided in Section 6.01, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 7.16, the date of the Supplement hereto executed and delivered by such Guarantor) and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 7.16, the date of the Supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 6.02 shall be subrogated to the rights of such Claiming Guarantor under Section 6.01 to the extent of such payment.

            SECTION 6.03. Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 6.01 and 6.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 6.01 and
6.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

            (b) Each of the Borrower and the Subsidiary Parties hereby agrees that all Indebtedness and other monetary obligations owed by it to the Borrower or any Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the Obligations.

                                  ARTICLE VII

                                 Miscellaneous

            SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any

Subsidiary Party shall be given to it in care of the Borrower as provided in
Section 9.01 of the Credit Agreement.

            SECTION 7.02. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Collateral and all obligations of each Grantor and Pledgor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument,
(c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor or Pledgor in respect of the Obligations or this Agreement.

            SECTION 7.03. Survival of Agreement. All covenants, agreements, representations and warranties made by any Grantor or Pledgor and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Secured Parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Collateral Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid and so long as the Commitments have not expired or terminated.

            SECTION 7.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any Grantor or Pledgor when a counterpart hereof executed on behalf of such Grantor or Pledgor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor or Pledgor, as applicable, and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor or Pledgor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor or Pledgor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Grantor or Pledgor and may be amended, modified, supplemented, waived or released with respect to any Grantor or Pledgor without the approval of any other Grantor or Pledgor and without affecting the obligations of any other Grantor or Pledgor hereunder.

            SECTION 7.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or Pledgor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

            SECTION 7.06. Collateral Agent's Fees and Expenses; Indemnification.
(a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expense incurred hereunder as provided in Section 9.05 of the Credit Agreement.

            (b) Without limitation of its indemnification obligations under the other Loan Documents, each Grantor and each Pledgor jointly and severally agrees to indemnify the Collateral Agent and the other Indemnitees (as defined in Section 9.05 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating to any of the foregoing agreement or instrument contemplated hereby, or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

            (c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 7.06 shall be payable on written demand therefor.

            SECTION 7.07. Collateral Agent Appointed Attorney-in-Fact. Each Grantor and each Pledgor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor or Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent's name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor or Pledgor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct. It is understood and agreed that the appointment of the Collateral Agent as the agent and attorney-in-fact of the Grantors for the purposes set forth above is coupled with an interest and is irrevocable.

            SECTION 7.08. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

            SECTION 7.09. Waivers; Amendment. (a) No failure or delay by the Collateral Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Collateral Agent or any Lender may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

            (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.08 of the Credit Agreement.

            SECTION 7.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

            SECTION 7.11. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

            SECTION 7.12. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute single contract, and shall become effective as provided in Section 7.04. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

            SECTION 7.13. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

            SECTION 7.14. Jurisdiction; Consent to Service of Process. (a) Each of the Loan Parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America, sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Alon Energy, the Borrower or its properties in the courts of any jurisdiction.

            (b) Each of the Loan Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

            SECTION 7.15. Termination or Release. The Guarantees and security interest created hereunder shall terminate and be released at the time or times and in the manner set forth in Section 9.17 of the Credit Agreement.

            SECTION 7.16. Additional Subsidiaries. Pursuant to Section 5.10 of the Credit Agreement, each Subsidiary of a Loan Party that was not in existence or not a Subsidiary on the date of the Credit Agreement is required to enter in this Agreement as a Subsidiary Party upon becoming such a Subsidiary. Upon execution and delivery by the Collateral Agent and a Subsidiary of an instrument in the form of Exhibit I hereto, such Subsidiary shall become a Subsidiary Party hereunder with the same force and effect as if originally named as a Subsidiary Party herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor or Pledgor hereunder. The rights and obligations of each Subsidiary Party hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor or Pledgor as a party to this Agreement.

            SECTION 7.17. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender to or for the credit or the account of any Subsidiary Party against any of and all the obligations of such Subsidiary Party now or hereafter existing under this agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

            SECTION 7.18. LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT. REFERENCE IS MADE TO THE LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT. NOTWITHSTANDING ANY OTHER PROVISION CONTAINED HEREIN, THIS AGREEMENT, THE LIENS CREATED HEREBY AND THE RIGHTS, REMEDIES, DUTIES AND OBLIGATIONS PROVIDED FOR HEREIN ARE SUBJECT IN ALL RESPECTS TO THE PROVISIONS OF THE LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT AND, TO THE EXTENT PROVIDED THEREIN, THE APPLICABLE SENIOR OBLIGATIONS SECURITY DOCUMENTS (AS DEFINED IN THE INTERCREDITOR AGREEMENT). IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THIS AGREEMENT AND THE LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT, THE PROVISIONS OF THE LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT SHALL CONTROL.

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                    ALON ASSETS, INC.
                                    ALON USA OPERATING, INC.
                                    ALON USA REFINING, INC.
                                    ALON USA PIPELINE, INC.
                                    ALON PETROLEUM PIPE LINE
                                    COMPANY
                                    FIN-TEX PIPE LINE COMPANY
                                    ALON USA, INC.
                                    ALON USA ENERGY, INC.
                                    ALON USA CAPITAL, INC.,

                                    By:      /s/ David Wiessman
                                             -----------------------------------
                                             Name: David Wiessman
                                             Title: Chairman of the Board of
                                             Directors

                                    ALON USA, LP,

                                    By:      Alon USA GP, LLC, a Delaware
                                             limited liability company, its
                                             general partner

                                             By: /s/ David Wiessman
                                                 -------------------------------
                                                 Name: David Wiessman
                                                 Title: Chairman of the Board of
                                                 Managers

                                    ALON USA GP, LLC,

                                    By:      /s/ David Wiessman
                                             -----------------------------------
                                             Name: David Wiessman
                                             Title: Chairman of the Board of
                                             Managers

                                    SOUTHWEST CONVENIENCE STORES, LLC
                                    ALON USA INTERESTS, LLC,

                                    By:      /s/ Jeffrey D. Morris
                                             -----------------------------------
                                             Name: Jeffrey D. Morris
                                             Title: Chairman of the Board of
                                             Managers

                                    ALON USA DELAWARE, LLC,

                                    By:      /s/ David Wiessman
                                             -----------------------------------
                                             Name: David Wiessman
                                             Title: President

                                    ALON USA GP, LLC,

                                    By:      /s/ David Wiessman
                                             -----------------------------------
                                             Name: David Wiessman
                                             Title: Chairman of the Board of
                                             Managers

                                    SOUTHWEST CONVENIENCE STORES,
                                    LLC
                                    ALON USA INTERESTS, LLC,

                                    By:      /s/ Jeffrey D. Morris
                                             -----------------------------------
                                             Name: Jeffrey D. Morris
                                             Title: Chairman of the Board of
                                             Managers

                                    ALON USA DELAWARE, LLC

                                    By:      /s/ David Wiessman
                                             -----------------------------------
                                             Name: David Wiessman
                                             Title: President

                                    CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, as Collateral Agent,

                                    By:      /s/ James Moran
                                             -----------------------------------
                                             Name: James Moran
                                             Title: Director

                                    By:      /s/ Denise Alvarez
                                             -----------------------------------
                                             Name: Denise Alvarez
                                             Title: Associate